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                       [ARTHUR ANDERSEN LLP LETTERHEAD]




                                                                 EXHIBIT(15)







To CMS Energy Corporation:

        We are aware that CMS Energy Corporation has incorporated by reference in this registration statement its Form 10-Q for the quarter ended March 31, 1997, which includes our report dated May 9, 1997, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, this report is not considered a part of the registration statement prepared or certified by our Firm or report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.





                                                    /s/ Arthur Andersen LLP

Detroit, Michigan,
   May 20, 1997.